                                             ACE HARDWARE CORPORATION

                                                NATIONAL SUPPLY NETWORK

                                       DISTRIBUTOR FRANCHISE AGREEMENT

                                                    TABLE OF CONTENTS

PARAGRAPH

        1.        DEFINITIONS AND BACKGROUND
        2.        GRANT OF FRANCHISE
        3.        DURATION AND RENEWAL
        4.        LOCATION AND DEVELOPMENT OF FRANCHISED BUSINESS
        5.        TRAINING AND SUPPORT SERVICES
        6.        MARKS
        7.        PROPRIETARY INFORMATION
        8.        RELATIONSHIP OF THE PARTIES
        9.        FRANCHISE AND OTHER FEES
      10.        PURCHASES OF PRODUCT
      11.        OPERATING STANDARDS
      12.        ADVERTISING
      13.        TRANSFER
      14.        TERMINATION OF THIS AGREEMENT
      15.        RIGHTS OF THE COMPANY AND OBLIGATIONS OF DISTRIBUTOR
                   UPON TERMINATION OR EXPIRATION OF THE FRANCHISE
      16.        ENFORCEMENT
      17.        NOTICES AND PAYMENTS
      18.        PERSONAL GUARANTY

RIDERS:

        A.    TRADE NAME AND ADDRESS OF DISTRIBUTOR'S BUSINESS

        B.    GUARANTY AND ASSUMPTION OF OBLIGATIONS

                                            ACE HARDWARE CORPORATION
                                               NATIONAL SUPPLY NETWORK
                                       DISTRIBUTOR FRANCHISE AGREEMENT

This Franchise Agreement, made this              day of                                    ,            , by and
between ACE HARDWARE CORPORATION, a Delaware corporation having its principal place of business at 2200 Kensington Court, Oak Brook, Illinois 60523 (the "Company"), and
                                                                                                                           , having its
principal place of business at   ____                                                                ("Distributor").

1.    DEFINITIONS AND BACKGROUND:

        a.    The Company, as the result of the expenditure of time, skill, effort and money has developed and owns a proprietary System ("System") identified by certain Marks (as hereinafter defined) relating to a commercial/industrial distribution system for the Company's non-private labeled commercial/industrial products (the "Product" or "Products").  The System includes, but is not limited to, inventory and end user consumer supply and marketing support.

        b.    The Company, as a wholesaler of the Products, wishes to develop a distributorship relationship with existing businesses ("Distributors") pursuant to which the Distributors will purchase from the Company an ongoing volume of Products, for resale to the Distributors'
commercial/industrial customers, including, but not limited to, industrial plants, government, and private institutions, building owners, contractors, equipment manufacturers, and a wide variety of users of "MRO" (maintenance, repair and operations) materials.

        c.    The Company has a separate line of business, which is the establishment of "Ace
Hardware" retail stores, supplying consumer (as distinguished from commercial or industrial)
hardware products.  Those retail stores are owned by Member/Owners of the Company, which is a cooperative.  The Members do business as "Ace Hardware" and they sell certain Ace brand merchandise and products bearing the Ace trademarks.

        d.    The distinguishing characteristics of the System include, but are not limited to, the
National Supply Network confidential and proprietary information ("Proprietary Information");
techniques for merchandising and marketing of products and services and end customer support tools, all of which Company may, but is not required to, periodically change, improve and further develop.

        e.    On March 1, 2002 and March 29, 2002, the Company filed applications to register the marks "National Supply Network" and "NSN," respectively, on the Principal Register or Supplemental Register of the United States Patent and Trademark Office as part of the
System ("Marks").

        f.    The Company continues to develop, use and control the Marks for use by itself, its affiliates, subsidiaries, dealers, licensees and franchisees in order to represent the System's high standards of operations, quality, products, appearance and service.

        g.    The Company grants to certain qualified persons franchises to be an authorized
National Supply Network Distributor, providing non-private labeled commercial/industrial products and services furnished by the Company to sell in their business ("Franchised Business")
using the System and the Marks.

        h.    Distributor has an existing supply business under the trade name described on
Rider "A" of this Agreement, and located at the address described on Rider "A."

        i.    Distributor desires to be an authorized National Supply Network Distributor under the Company's System and to obtain a franchise from the Company for that purpose, as well as to receive the support services provided by the Company.

        j.    Distributor understands and acknowledges the importance of the Company's high standards of quality and service and the necessity of being an authorized National Supply
Network Distributor in conformity with the Company's standards and specifications.

        k.    The Company expressly disclaims the making of and Distributor acknowledges that Distributor has not received or relied upon, any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement.

        l.    Distributor acknowledges that it has no knowledge of any representations made by
Company, its subsidiaries and their respective officers, directors, shareholders, employees or agents that are contrary to the statements made in Company's Uniform Franchise Offering
Circular or to the terms and provisions contained in this Agreement.

        m.    Distributor acknowledges that it has read this Agreement and the Company's
Uniform Franchise Offering Circular; and that it understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain the
Company's high standards of quality and service and thereby to protect and preserve the goodwill of the Marks and the System.  Distributor acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the nature of the business or its market area are subject to change over time, that the Distributor's investment involves business risks, and that the success of the venture is dependent upon numerous factors including, but not limited to, the business abilities of Distributor, demographics and/or economic factors, such as competition from other similar businesses.

        n.    Distributor further represents to the Company, as an inducement to its entry into this Agreement, that Distributor has made no misrepresentations in obtaining the franchise.

2.    GRANT OF FRANCHISE.

        a.    Grant.    Upon and subject to the provisions of this Agreement, the Company hereby grants to Distributor a franchise ("Franchise") to be an authorized National Supply
Network Distributor of Products and MRO sold to Distributor by the Company, at the location identified on Rider "A," and to use the Marks and the System in the operation thereof.
Termination or expiration of this Agreement shall constitute a termination or expiration of the
Franchise.  Distributor agrees that it will at all times faithfully, honestly and diligently perform its obligations hereunder, and that it will continuously exert its best efforts to promote and enhance the business of the Franchise and the goodwill of the Marks.

        b.    Distributor's Existing Business.    Distributor represents and warrants to the
Company that Distributor operates an existing business primarily engaged in the resale of merchandise to commercial/industrial accounts at the location identified on Rider "A," and further represents, as an inducement to the Company to enter into this Agreement, that
Distributor's purchases of Product from the Company are either for its own consumption in the operation of such business or for rental or resale by Distributor to its commercial/industrial customers in connection with Distributor's operation of such business.

        c.    Nonexclusivity.    Distributor acknowledges that nothing contained in this
Agreement shall be deemed to grant Distributor any exclusive territory or exclusive rights to sell or distribute Products purchased from the Company.  The Company expressly reserves the right to enter into agreements for the licensing of its Marks or for the granting of other franchises to others to own or operate outlets which offer products or services similar to those of Distributor at any locations and within any proximity to the Distributor's location set forth on Rider "A" as the
Company, in the exercise of its sole and exclusive discretion, shall determine.  Nothing in this
Agreement shall limit, deny or otherwise restrict the right of either party to accept or establish additional accounts, or to engage in any business activities whatsoever, even if those accounts or business activities involve direct competition between them or their respective other suppliers or customers.

        d.    Rights Reserved By the Company.    Except as otherwise provided herein, the
Company (on behalf of itself and its subsidiaries) retains the right, in its sole discretion and without granting any rights to Distributor:

                i. to grant other persons the right to operate, NSN Distributorships at such locations and on such conditions as the Company deems appropriate; and

                ii. to sell the Products and services offered to Distributor under the Marks or other trademarks, service marks and commercial symbols through similar or dissimilar channels of distribution and pursuant to such conditions as the Company deems appropriate.

3.    DURATION AND RENEWAL.

        a.    Duration.    The duration of this Agreement (the "Duration") shall commence on the date of this Agreement and expire five (5) years from such date, unless sooner terminated as provided in Paragraph 14.

        b.    Renewal.

                    i.    Distributor may, at its option, renew the Franchise for an unlimited number of additional Durations, each of one (1) year, provided that:

                        (1)    Distributor has given the Company written notice of its election to renew not less than six (6) months nor more than twelve (12) months prior to the end of the then-current Duration;

                        (2)    Distributor has substantially complied with all the provisions of this
                Agreement and has met the operating and quality standards and procedures prescribed by the Company for National Supply Network Distributors during the
                Duration; and

                        (3)    Distributor has reimbursed the Company its out-of-pocket costs incurred in connection with the renewal.

                    ii.    Renewal of this Agreement shall be effectuated by the execution by the
            Company and Distributor of the then current form of standard franchise agreement and all other agreements and legal instruments and documents then customarily used by the
            Company in the granting of Franchises for National Supply Network Distributors, which may contain substantially different provisions from this Agreement, including higher or lower fees.

                    iii.    Notwithstanding anything to the contrary contained in this Agreement, in the event that Distributor fails to give the Company notice at least six (6) months prior to the expiration date of this Agreement, or of any additional Duration, of its intent to not renew the Franchise, the Duration of this Agreement shall automatically renew on its expiration date ("Renewal Date"), for a renewal Duration of one (1) year.

                    iv.    The Distributor's right to renew this Agreement shall not be interpreted to supersede or otherwise limit the Company's right to terminate under Paragraphs 14.b,
            14.c., 14.d., and/or 14.e.

4.    LOCATION AND DEVELOPMENT OF FRANCHISED BUSINESS.

        Distributor may operate the Franchised Business only at the location specified in
Rider "A" to this Agreement and may not relocate the Franchised Business except with the
Company's prior written consent.

5.    TRAINING AND SUPPORT SERVICES.

        a.    Training.    The Company may, but is not required to, furnish annually, a three-
day training program entitled "NSN University," to be held in Oak Brook, Illinois, Pittsburgh,
Pennsylvania, or such other location designated by the Company.  Attendance by at least one person representing Distributor is highly recommended but not mandatory.

        b.    Training Fee.    The fee for the training program shall be at the Company's then-
current fee schedule.  Distributor is responsible for the attendees' own travel, lodging, meals, salary, and other expenses incurred during the training program.

        c.    Optional Supplemental Training.    The Company may make available
professional sales training from an outside consultant.  The supplemental training is optional, and the Company will charge its then-current fee for such training.

        d.    Support Services.    The Company may make available to Distributor the
following: (1) a database of end user product catalogs, line cards and other marketing material;
(2)  marketing analysis to enhance the Distributors' position in the marketplace; (3) E-commerce tool to assist in advancing the Distributors' market position; (4) web site development; (5) On
Line Custom Catalogs to connect the Distributors' products and services to end user accounts;
and (6) business planning support tools.

6.    MARKS.

        a.    Ownership and Goodwill of Marks.    Distributor acknowledges that the
Company owns the Marks.  Distributor's right to use the Marks is derived solely from this
Agreement and is limited to the conduct of business pursuant to and in compliance with this
Agreement and all applicable specifications, standards and operating procedures prescribed by the
Company from time to time during the Duration.  Any unauthorized use of the Marks by
Distributor shall constitute an infringement of the rights of the Company in and to the Marks.
Distributor agrees that all usage of the Marks by Distributor and any goodwill established thereby shall inure to the exclusive benefit of the Company, and Distributor acknowledges that this
Agreement does not confer any goodwill or other interests in the Marks upon Distributor.
 Distributor shall not, at any time during the Duration of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist others in contesting the validity or ownership of any of the Marks.  All provisions of this Agreement applicable to the
Marks shall apply to any additional trademarks, service marks, logo forms and commercial symbols hereafter authorized for use by and licensed to Distributor pursuant to this Agreement.

        b.    Limitations on Use of Marks.    Distributor agrees to use the Marks to identify
itself as an authorized Distributor of the Company in the manner prescribed by the Company.
 However, Distributor shall continue to operate its overall business under the trade name described on Rider "A."  Distributor shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, nicknames, terms, designs or symbols, or in any modified form (including, without limitation, any local or special adaptations or artistic variations of any of the Marks).  Distributor may not use any Mark in connection with the sale of any product or service that the Company deems offensive, or in any other manner not expressly authorized in writing by the Company.  However, Distributor will have the right to use the Company's Marks in conjunction with and adjacent to Distributor's business name and/or mark, consistent with the examples set forth in the Orientation Guide.  Distributor shall not register the Marks for its own account on the Internet or any other computer on-line service, create or maintain its own web site on the Internet using the Marks, or use the Marks on the
Internet in any other manner, other than as expressly permitted in writing by the Company, and except for website materials furnished Distributor by the Company.  Distributor agrees to display the Marks in the manner prescribed by the Company on signs, forms, and other materials and articles.  Distributor may not use "National Supply Network" "NSN," or a derivative thereof in its corporate, assumed, or other formal name.  Distributor must obtain the Company's prior written approval of any items bearing the Marks or logos that are from suppliers other than the
Company.

        c.    Notification of Infringements and Claims.    Distributor shall notify the Company
immediately in writing of any apparent infringement of or challenge to Distributor's use of any
Mark, or claim by any person other than the Company or its affiliates of any rights in any Mark or any similar trade name, trademark, or service mark of which Distributor becomes aware.
Distributor shall not communicate with any person other than the Company and its counsel in connection with any such infringement, challenge or claim.  The Company has sole discretion to take such action as it deems appropriate and to control exclusively any litigation, U. S. Patent and Trademark Office proceeding or any other administrative proceeding arising out of any infringement, challenge or claim or otherwise relating to any Mark.  Distributor agrees to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of counsel for the Company, be necessary or advisable to protect and maintain the interests of the Company in any such litigation, U.S. Patent and Trademark
Office proceeding or other administrative proceedings or otherwise to protect and maintain the interests of the Company in the Marks.

        d.    Discontinuance of Use of Marks.    If it becomes advisable at any time, in the
Company's sole discretion, for the Company to modify or discontinue use of any Mark, and/or use one or more substitute trademarks or service marks, Distributor agrees to comply therewith, by changing all items bearing the Marks, including but not limited to signs, letterhead, and other tangible items bearing the Marks, within a reasonable time after notice thereof by the Company, at Distributor's own expense.

7.    PROPRIETARY INFORMATION.

        a.    The Proprietary Information.    The Company possesses certain proprietary
information (the "Proprietary Information"), consisting of the Orientation Guide, price lists, pricing information, catalogs, order forms, product databases, quoting tools and procedures, methods, techniques, formats, specifications, procedures, information, systems, and knowledge of and experience in the operation and marketing of National Supply Network Distributors.  Any and all other information, processes or techniques which the Company designates as confidential or proprietary shall be deemed Proprietary Information.

        b.    Limitations on Distributor's Use.    Distributor acknowledges and agrees that it
will not acquire any interest in the Proprietary Information, other than the right to utilize the same in the operation of the Franchised Business pursuant to this Agreement and in accordance with the terms of this Agreement or other agreements between Distributor and the Company, and that the use or duplication of the Proprietary Information in any other business would constitute an unfair method of competition.  Distributor hereby agrees that Distributor and its affiliates, officers, directors, partners and all owners of any interest in Distributor and/or the Franchised
Business will at no time display, disclose, or use any Proprietary Information for any purpose other than its transactions with the Company, or as otherwise specifically required by law or authorized in writing by the Company.

8.    RELATIONSHIP OF THE PARTIES.

        a.    Independent Contractors.    It is understood and agreed by the parties that this
Agreement does not create a fiduciary relationship between them, that the Company and
Distributor shall be independent contractors and that nothing in this Agreement is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose.

        b.    Negation of Liability.    Except for any express purchasing arrangements made
between the Company, Distributor, and certain suppliers, neither the Company nor Distributor shall make any express or implied agreements or representations or incur any debt in the name of or on behalf of the other or represent that their relationship is other than that of franchisor/franchisee or seller/purchaser.  Neither the Company nor Distributor shall be obligated by or have any liability under any agreements or representations made by the other.
The Company shall have no liability or obligation for any damages to any person or property directly or indirectly arising out of the development or operation of the Distributor's Franchised
Business.  The Company shall have no liability for any sales, use, excise, gross receipts, property or other taxes of Distributor or its Franchised Business.

        c.    Indemnification.    Distributor agrees to assume full responsibility for and to indemnify and hold the Company harmless from and against any and all claims or liabilities asserted by or against the Company or costs and expenses incurred by the Company as more fully set forth below to the extent that the same do not arise solely from the negligence or wrongful conduct of the Company.  Included, without limitation, are all monetary obligations, all actual, special, and consequential damages, punitive damages to the extent the indemnification thereof is not prohibited by applicable law or public policy, the reasonable fees of accountants, attorneys, paralegals and expert witnesses, the costs of investigation and proof of facts, court costs and any other litigation expenses or fees and any related travel and lodging expenses incurred by the
Company in any of the following types of matters:

                    i.    those based upon or arising out of any representation by Distributor, its employees or agents to end users that a Product purchased from the Company can be used for a purpose for which the Product was not intended by its manufacturer, or in a manner contrary to its labeling;

                    ii.    those based upon or arising out of any act, advice or assistance of the
            Distributors, its employees or agents in selecting or using a Product purchased from the
            Company;

                    iii.    those arising out of services performed or merchandise sold to the
            Distributor by anyone other than the Company, or based upon allegations that Distributor or its employees functioned as an agent of the Company, or that the Company is otherwise vicariously liable for the acts or omissions of Distributor, or which in any way involve the Distributor's operation of its business premises, the use or operation of any fixtures or equipment at the Distributor's business premises, or the sale of any services including, without limitation, installation services by the Distributor;

                    iv.    those arising out of the collection by or on behalf of the Company of any past due balances or other sums of money due and owing by Distributor to the Company;

                    v.    those arising out of the failure by Distributor to conduct its activities in strict accordance with the requirements of any and all applicable federal, state and local laws, regulations, or ordinances; or

                    vi.    those arising out of the Company's obtaining relief from the automatic stay provisions of the U.S. Bankruptcy Code or otherwise protecting any secured or unsecured interest of the Company in any property of Distributor in the event that Distributor becomes the subject of voluntary or involuntary bankruptcy or liquidation proceedings.

        d.    Survival.    The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

9.    FRANCHISE AND OTHER FEES.

        a.    Initial Franchise Fee.    Distributor agrees to pay to the Company, upon execution
of this Agreement, an initial Franchise Fee of Four Thousand Dollars ($4,000.00).  The initial
Franchise Fee shall be fully earned by the Company upon its payment and shall be non-
refundable.

        b.    Account Service Fee.    Distributor agrees to pay to the Company monthly throughout the
Duration of this Agreement, an Account Service Fee at the then-current rate. The Company has the right to increase the Account Service Fee upon sixty (60) days notice, but the Account
Service Fee shall not be increased by more then Fifty Dollars ($50.00) per month, nor shall it be increased more frequently than annually.  The Account Service Fee shall be due monthly on the date specified by the Company.

        c.    Payment for Purchases of Product.    Distributor shall pay all amounts invoiced
or shown as currently due for purchases of Product, services, supplies, freight and/or delivery, and fees on the Company's billing statements or invoices promptly on or before the due date.  In the event Distributor's account with the Company becomes past due, the entire balance remaining under any extended payment terms shall be automatically accelerated and become immediately due and payable by Distributor upon receipt of the Company's demand therefor.  Any credits issued by the Company to Distributor shall be processed in accordance with the Company's internal procedures and posted to Distributor's account and billing statements.  Under no circumstances shall Distributor be entitled to take any offsets against or deduct any chargebacks from amounts due the Company.

        d.    Returned Goods.    Distributor agrees not to return any Products to the Company without the advance written approval of the Company.  Distributor agrees to comply with all marking, shipping and other instructions issued by the Company in connection with any approved return of Products.

        e.    Past Due Service Charge.    Distributor agrees that all amounts not paid when due
shall accrue a past due service charge equal to 1.6683% per month of the past due balance (or if lower, the maximum rate permitted by the state where Distributor's business is operated).
 Distributor agrees that the Company has the right from time to time to change (reduce or increase) the past due service charge, which change shall be effective upon written notice from the Company to Distributor.

        f.    Creditworthiness.    Distributor shall furnish the Company from time to time upon request such reasonable information and documents as the Company deems necessary or desirable to establish Distributor's creditworthiness.  If Distributor fails or refuses to comply with the Company's request for such information, or if the Company at any time reasonably believes that circumstances do not support the extension of requested credit to Distributor, then the Company may limit or deny such extension of credit, or may otherwise limit the manner or terms of payment applicable to orders that the Company elects to accept from Distributor.

        g.    For Distributors Who Are Also Ace Members, the following shall apply.
Distributor acknowledges that the Company's first lien upon, and right of set-off against,
Distributor's Ace stock and patronage refund certificates, shall also secure any indebtedness owed by Distributor to the Company under this Agreement.

10.    PURCHASES OF PRODUCT.

        a.    Minimum Annual Purchase Requirements.    Products sold by the Company to
Distributor shall be in mutually agreed quantities at mutually acceptable prices.  However, the
Distributor acknowledges and agrees that Distributor's failure to purchase the minimum annual purchase requirements ("Minimum Annual Purchase Requirements") of Product from the
Company shall constitute cause for termination of this Agreement.  The Minimum Annual
Purchase Requirements are as follows:

                Year of this Agreement            Minimum Annual Purchase Requirements*

                            1st                                                            10%
                            2nd                                                           15%
                            3rd and thereafter                                      20%

* The annual amount of Distributor's purchases of Product from the Company, in relation to
Distributor's total annual purchases from all sources, must be at least this percentage in order for
Distributor to not be in default of this Agreement.  Distributor will furnish the Company with either Distributor's audited financial statements or income tax returns prepared by an independent licensed tax preparer with sufficient detail to allow the Company to compare the amount of
Distributor's purchases of Product from the Company with the total cost of goods purchased from all sources.

All orders are subject to acceptance by the Company at its headquarters in Oak Brook, Illinois, and transactions hereunder shall be upon and subject to the Company's then-current standard
Terms and Conditions (as hereinafter defined in Paragraph 11.c.).

At the Company's sole discretion it may, under special circumstances, such as with Distributors that sell highly specialized products that the Company does not make available, reduce the
Minimum Annual Purchase Requirements of Product.  However, any such reduction shall be effective only upon written agreement by the Company.

        b.    Ace Private Label.    The Company shall not be obligated under this Agreement to supply Distributor with any Ace private label merchandise, except as otherwise agreed in writing.  Under no circumstances shall the placing of any order for private label merchandise by
Distributor or the acceptance thereof by the Company be deemed to establish between the parties a course of dealing or usage of trade with regard to such merchandise.

        c.    Incentives/Rebates.     The Company will pay Distributor the following incentives
(rebates), based on purchases made by Distributor from the Company's warehouse each calendar year:

        Level One:  volume incentive of 0.5% for warehouse purchases back to "dollar one" if
        Distributor reaches $100,000 in warehouse purchases.  The eligible range for Level One is $100,000 to $149,999.

        Level Two:  volume incentive of 0.75% for warehouse purchases back to "dollar one" if
        Distributor reaches $150,000 in warehouse purchases.  The eligible range for Level Two is $150,000 to $199,999.

        Level Three:  volume incentive of 1.0% for warehouse purchases back to "dollar one" if
        Distributor reaches $200,000 in warehouse purchases.  The eligible range for Level
        Three is $200,000 and above.

The Company retains the right to apply any rebates earned by Distributor against any amounts past due from Distributor to Company.

        d.    Low Volume Service Charge.    The Company has the right, upon thirty (30)
days written notice to Distributor, to invoke a Low Volume Service Charge to be paid by
Distributor.  The Low Volume Service Charge, if invoked, would be a separate and distinct requirement from the Minimum Annual Purchase Requirements described in Paragraph 10.a.
above.  The amount, due dates, and manner of calculating the Low Volume Service Charge are established by the Company's Board of Directors.

11.    OPERATING STANDARDS.

        a.    Operating Procedures.    Distributor agrees to comply with all mandatory
specifications, standards and operating procedures relating to the function and operation of a
National Supply Network Distributorship as set forth in the Terms and Conditions.

        b.    Compliance with Laws and Good Business Practices.    Distributor shall secure
and maintain in force in its name all required licenses, permits and certificates relating to the operation of the Franchised Business.  Distributor shall operate the Franchised Business in full compliance with all applicable laws, ordinances and regulations including, without limitation, all government regulations relating to health and safety, workers' compensation insurance, unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales taxes.

        c.    Terms and Conditions.    Distributor will be bound by the "Terms and
Conditions" promulgated by the Company from time to time, which Terms and Conditions will be incorporated into each purchase of Product made by Distributor.  The Terms and Conditions shall contain mandatory and suggested terms and conditions, specifications, standards, and operating procedures prescribed from time to time by the Company for a National Supply
Network Distributorship and information relative to other obligations of Distributor hereunder.
The Terms and Conditions may be modified from time to time to reflect changes in the specifications, standards and operating procedures of National Supply Network Distributors.  The
Company may furnish Distributor with written or electronic notice of any changes in the Terms and Conditions.  Distributor shall keep its copy of the Terms and Conditions current by immediately inserting all modified pages furnished by the Company and received by Distributor.
In the event of a dispute relative to the contents of the Terms and Conditions, the master copy maintained by the Company at its Connoquenessing, Pennsylvania office shall be controlling.

        d.    Sales Support.    Distributor agrees to have one outside sales support employee for every $2,500,000 in annual sales of Product to end users.

        e.    Insurance.    During the Duration of the Franchise, Distributor shall maintain in force the following minimum insurance:

                    i.    Property insurance, including business interruption, against fire and extended coverage perils, vandalism and malicious mischief perils in amounts adequate to replace inventory, fixtures, equipment and leasehold improvements.  If renting equipment, Distributor shall carry rental insurance with coverage including Conversion, listing equipment on the policy.

                    ii.    General liability insurance, including products and completed operations liability against bodily injury, property damage, and personal and advertising injury to the public for a $1,000,000 per occurrence and $2,000,000 in the aggregate arising out of the control, operation, use and occupancy of the business premises, and storage and sale of merchandise.

                    iii.    Automotive liability insurance against bodily injury, property damage and personal injury to the public for a $1,000,000 combined single limit to cover all vehicles used by Distributor.

                    iv.    Umbrella of $2,000,000 with coverage on a following-form basis.

                    v.    Workers compensation insurance against worker's compensation, occupational disease and employer's liability with statutory limits, and Employer's
            Liability coverage of at least $500,000.

Distributor shall provide evidence of such insurance with companies and firms acceptable to the
Company, and as to the coverage specified in Paragraphs 11.e.i, 11.e.ii, and 11.e.iii, above, name the Company (Ace Hardware Corporation, 2200 Kensington Court, Oak Brook, Illinois
(60523) as an additional party insured.  The insurance maintained by Distributor shall be deemed to be primary over any similar insurance maintained by the Company.

12.    ADVERTISING.

        a.    Ads.    The Company will create and produce print ads that will be available to
Distributor.  The Company will furnish Distributor 100 ads four (4) times per year at no charge to Distributor, on condition that Distributor commits to purchase at least 100 additional ads from the Company at the Company's published prices, and to mail a minimum of 200 ads.  Distributor may purchase more than 100 ads from the Company at the Company's published prices.
Distributor is responsible for all postage costs.

        b.    Catalogs, Product Line Cards, Marketing Brochures.    The Company will
create and produce catalogs, Product Line Cards, marketing brochures, and other support materials, and make them available to Distributor.  Distributor has the option of purchasing such materials from the Company at the Company's published prices.

13.    TRANSFER.

        a.    By the Company.    This Agreement is fully transferable by the Company and shall inure to the benefit of any transferee or other legal successor to the interests of the Company herein.

        b.    Changes in Ownership or Control of Distributor.    Distributor agrees to notify
the Company promptly in writing of:

                    i.    any changes in the legal form of ownership of Distributor; or

                    ii.    the death of any general partner of Distributor if Distributor is a partnership, or the death of any stockholder owning 50% or more of the voting stock of
            Distributor if Distributor is a corporation; or the death of any member owning 25% of more of the membership interests if Distributor is a limited liability company.

        c.    Transfer By Distributor.

                     i.    Distributor May Not Transfer Without Approval of the Company.
            Distributor understands and acknowledges that the rights and duties created by this
            Agreement are personal to Distributor (and its owners) and that the Company has granted the Franchise to Distributor (and its owners) in reliance upon the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of Distributor
            (and its owners).  Accordingly, neither this Agreement nor the Franchise (or any interest therein), nor any part or all of the ownership of Distributor may be transferred, sold, assigned, pledged, mortgaged or liened without the prior written approval of the
            Company.  Any such transfer without such approval shall constitute a breach hereof and convey no rights to or interests in this Agreement, the Franchise or the Distributor.

                    ii.    Conditions for Approval of Transfer.    If Distributor (and its owners) are
in full compliance with this Agreement, the Company shall not unreasonably withhold its approval of a transfer that meets all the applicable requirements of this Paragraph.

                            (1)    The proposed transferee and its owners must be individuals of good moral character and otherwise meet the Company's then applicable standards for
                    National Supply Network Distributorship franchisees.

                            (2)    The Company may withhold approval of the transfer if the
                    proposed transferee's customer base conflicts with those of other Distributors of the Company.

                            (3)    Distributor or the transferee shall pay the Company prior to the consummation of the assignment a transfer fee equal to the greater of:  Two
                    Thousand Dollars ($2,000.00) or one-half the then-current initial Franchise Fee.

                            (4)    The location of the proposed transferee is the same location of
                    Distributor, unless the Company in its sole discretion consents to a new location for the transferee.

14.    TERMINATION OF THIS AGREEMENT.

        a.    By Distributor.    Distributor may terminate this Agreement at any time by giving the Company at least sixty (60) days prior written notice.

        b.    By the Company for Cause and Without Distributor's Opportunity to Cure.
The Company may terminate this Agreement effective immediately upon notice to Distributor in the following events:

                    i.    Distributor abandons, surrenders, transfers control of, loses the right to occupy the premises of the Franchised Business, or fails to actively operate the
            Franchised Business;

                    ii.    Distributor is adjudged bankrupt, becomes insolvent or makes a general assignment for the benefit of creditors;

                    iii.    Distributor or any of its owners is convicted of or pleads no contest to a felony or is convicted or pleads no contest to any crime or offense that is likely to adversely affect the reputation of the Franchised Business or the goodwill associated with the Marks;

                    iv.    Distributor fails on three (3) or more separate occasions within any twelve
            (12) consecutive month period to pay when due the Account Service Fees, amounts due for purchases from the Company or its subsidiaries or other payments due to the
            Company or its subsidiaries, or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is given to Distributor;

                    v.    Distributor or any of its owners discloses or divulges the Proprietary
            Information or other confidential information provided to Distributor by the Company contrary to provisions of this Agreement, or makes any unauthorized use of the Marks; or

                    vi.    Distributor is in default under any other agreement between Distributor and the Company, including, but not limited to any Ace membership agreement.

        c.    By the Company for Cause, With Notice and an Opportunity to Cure.    The
Company may terminate this Agreement in the event Distributor materially breaches this
Agreement.  "Material breach" includes, but is not limited to:

                    i.    Failure or refusal to pay any amounts due the Company, after the
            Company gives Distributor written notice of default and a ten (10) day opportunity to cure.

                    ii.    Failure to purchase the Minimum Annual Purchase Requirements of
            Product from the Company as set forth in Paragraph 10.a. above.  The Company will give Distributor written notice of this default and a thirty (30) day opportunity to cure.

                    iii.    For any other material breaches of this Agreement, the Company will give
            Distributor written notice of the default and a thirty (30) day opportunity to cure.

        d.    By the Company upon Termination of the NSN Program.    The Company may
terminate this Agreement effective upon sixty (60) days' notice to Distributor in the event the
Company in its sole discretion determines it is terminating the NSN Program nationwide.

        e.    By the Company without Cause.    Unless prohibited by applicable state and/or
federal law, the Company may terminate this Agreement effective upon sixty (60) days' notice to
Distributor for no cause.

15.    RIGHTS OF THE COMPANY AND OBLIGATIONS OF DISTRIBUTOR UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.

        a.    Payment of Amounts Owed to the Company.    Distributor agrees to pay, within
fifteen (15) days after the effective date of termination or expiration of the Franchise, all amounts due and owing to the Company, including amounts accrued even though not necessarily invoiced as of the effective date of termination or expiration of the Franchise.

        b.    Marks.    Distributor agrees that after the termination or expiration of the
Franchise it will:  (1) not directly or indirectly at any time or in any manner identify itself or any business as a current or former National Supply Network Distributorship, or as a franchisee or licensee of or as otherwise associated with the Company, use any Mark or any colorable imitation thereof in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with the Company; and (2) return to the Company or destroy all forms and materials containing any Mark or otherwise identifying or relating to a National Supply Network
Distributorship.  In the event Distributor continues to display at or have affixed to its business any such identification signs bearing any Marks of the Company, following such termination, then Distributor agrees to pay to the Company a fee in the amount of Ten Thousand Dollars
($10,000.00) per month, payable on the first day of each and every month during which any such identification sign continues to be affixed to or displayed at Distributor's business for one or more days.

        c.    Proprietary Information.    Distributor agrees that, upon termination or expiration
of the Franchise, it will immediately cease to use any Proprietary Information of the Company disclosed to or otherwise learned or acquired by Distributor in any business or otherwise and return to the Company all copies of any Proprietary Information and materials which have been lent or made available to it by the Company.

16.    ENFORCEMENT.

        a.    Severability and Substitution of Valid Provisions.    The parties agree that if any
provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, the Agreement shall be deemed to be restricted in scope or otherwise reformed to the extent necessary to render it valid and enforceable.  If any provision of this Agreement cannot be restricted or reformed so as to be valid and enforceable, then it shall be deleted from this
Agreement and the Agreement shall be construed and enforced as if such provision had not originally been included.

        b.    Waiver of Obligations.

                    i.    The Company and Distributor may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver.  Any waiver granted by the Company shall be without prejudice to any other rights the Company may have, will be subject to continuing review by the Company and may be revoked, in the Company's sole discretion, at any time and for any reason, effective upon delivery to Distributor of thirty (30) days' prior written notice.  The Company and Distributor shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein or to declare any breach thereof to be a default and to terminate the Franchise prior to its expiration date) by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of the Company or Distributor to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder including, without limitation, any mandatory specification, standard or operating procedure; any waiver, forbearance, delay, failure or omission by the
            Company to exercise any right, power or option, whether of the same, similar or different nature, with respect to any other National Supply Network Distributorship; or the acceptance by the Company of any payments from Distributor after any breach by
            Distributor of this Agreement.

                    ii.    The Company makes no warranties or guaranties upon which Distributor may rely, and assumes no liability or obligation to Distributor, by granting any waiver, approval or consent to Distributor, or by reason of any neglect, delay or denial of any request therefor.  Any waiver granted by the Company shall be without prejudice to any other rights the Company may have, will be subject to continuing review by the
            Company, and may be revoked, in the Company's sole discretion, at any time and for any reason, effective upon delivery to Distributor of thirty (30) days' prior written notice.

                    iii.    Neither the Company nor Distributor shall be liable to the other for defaults or delays in the performance of their respective obligations hereunder in any case where such performance is rendered commercially impractical by reason of any Acts of
            God, or the public enemy, acts or demands of any government or governmental agency;
            strikes, fires, floods, accidents or other unforeseen causes beyond its reasonable control and not due to its fault or negligence.  The party seeking relief hereunder by reason of such circumstances will promptly notify the other party in writing of the existence and expected duration thereof.  Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

        c.    Rights of Parties are Cumulative.    The rights of the Company and Distributor
hereunder are cumulative and no exercise or enforcement by the Company or Distributor of any right or remedy hereunder shall preclude the exercise or enforcement by the Company or
Distributor of any other right or remedy hereunder or which the Company or Distributor is entitled by law to enforce.

        d.    Governing Law/Consent to Jurisdiction.    This Agreement and the Franchise
shall be governed by the laws of the State of Illinois without reference to its choice of law principles.  Distributor agrees that the Company may institute any action against Distributor to enforce the provisions of this Agreement in any state or federal court of general jurisdiction in the State of Illinois, and Distributor irrevocably submits to the exclusive jurisdiction of such courts and waives any objection it may have to either the jurisdiction or venue of such court.

        e.    Waiver of Jury Trial.    Each party irrevocably waives trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either party.

        f.    Binding Effect.    This Agreement is binding upon the parties hereto, and their respective executors, administrators, heirs, assigns and successors in interest.

        g.    Modification.    Neither this Agreement nor the Terms and Conditions shall be amended or modified, nor shall any of their respective provisions be waived verbally, by the actions of the parties, by the printed Terms and Conditions of any purchase order, acknowledgement or other document from Distributor, or by any course of dealing or usage of trade at variance with the provisions hereof.  The terms of this Agreement can only be changed by a written or electronic notification of a type that is expressly permitted hereunder, or by writing expressly referring to this Agreement and signed by the party against whom enforcement of such amendment, modification or waiver is sought.  Notwithstanding the preceding sentence, the Company may modify the Terms and Conditions pursuant to Paragraph 11.c.

        h.    Construction.    The Definitions and Background, riders, and the Terms and
Conditions (as amended from time to time) are a part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral, electronic, or written understandings or agreements between the Company and Distributor relating to the subject matter of this
Agreement.  Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.  Except where this Agreement expressly obligates the Company reasonably to approve or not unreasonably to withhold its approval of any action or request by Distributor, the Company has the absolute right to refuse any request by Distributor or to withhold its approval of any action or omission by Distributor.
The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.  The term "attorneys' fees"
shall include, without limitation, reasonable legal fees, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand or claim, action, hearing or proceeding to enforce the obligations of this Agreement.  The term "affiliate" as used herein is applicable to any company directly or indirectly owned or controlled by the Company, under common control with the Company or any principal of the Company.  References to a
"controlling interest" in Distributor shall mean more than fifty percent (50+%) or more of the voting control of Distributor.  The term "Distributor" as used herein is applicable to one or more persons, a corporation, an LLC, or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine.  If two or more persons are at any time Distributor hereunder, whether or not as partners or joint venturers, their obligations and liabilities to the Company shall be joint and several.  This
Agreement shall be executed in multiple copies, each of which shall be deemed an original.

                    i.    Time is of the Essence.    Time is of the essence of this Agreement.

17.    NOTICES AND PAYMENTS.    All written notices and reports permitted or required to
be delivered by the provisions of this Agreement shall be personally delivered or mailed to the other party via registered, certified, or first class mail or via UPS, Federal Express or another similar delivery services, except in the case of notifications by the Company of changes in the
Terms and Conditions as expressly permitted hereunder, which in addition to the other manners of notice provided for above, may be communicated by posting in electronic format to a computerized network or system established for the placing of orders or transmission of communications between the Company and Distributor.  Notices issued in paper format shall be directed to the following addresses, or to another address which the party has designated for the receipt of notices hereunder:

            If to the Company:                        National Supply Network
                                                                a Division of Ace Hardware Corporation
                                                                116 Dogwood Lane
                                                                Suite 200
                                                                P.O. Box 158
                                                                Connoquenessing, Pennsylvania 16027-0158

                                                                Attn:  General Manager - Industrial Accounts

                with copy to:                            Ace Hardware Corporation
                                                                2200 Kensington Court
                                                                Oak Brook, Illinois 60523-2100.

                                                                Attn:  General Counsel

            If to Distributor (if the following is not filled in, then to the address on Rider "A")

                                    ___________________________________

                                    ___________________________________

The effective date of notice shall be the date of delivery in the case of notices that are personally delivered, and the date of deposit in the United States mails or with the delivery service, or the date of confirmed electronic transmission, as the case may be, for other notices.

18.    PERSONAL GUARANTY.    In the event Distributor is a corporate entity or a legal
entity other than individual persons, all persons who have an ownership interest in Distributor shall, at the Company's request, execute the Guaranty and Assumption of Obligations attached as
Rider "B" to this Agreement.

IN WITNESS WHEREOF  the parties hereto have executed, sealed, and delivered this
Agreement in    2     counterparts effective on the day and year first above written.

The Company:                                                   Distributor:
ACE HARDWARE CORPORATION            Legal Entity Signature:
a Delaware corporation                                     ____________________________________
                                                                           a _________________(corporation)
                                                                            (partnership)(limited liability company)

By: ________________________________     By: ________________________________
Title:  ______________________________     Title:  _______________________________
Date Accepted:  ______________________     Date Signed:  _________________________

                                                                       If Distributor is an Individual:

                                                                       __________________________________

                                                         Rider A

             TRADE NAME AND ADDRESS OF DISTRIBUTOR'S BUSINESS

TO THAT CERTAIN NATIONAL SUPPLY NETWORK DISTRIBUTOR FRANCHISE AGREEMENT BY AND BETWEEN ACE HARDWARE CORPORATION AND __________ _____________________________________________________________ DATED
___________________, 20____ (the "Franchise Agreement").

Distributor has an existing supply business under the following trade name, located at the following address:

                    Trade Name: ______________________________________________

                    Address:______________________________________________

                                  ______________________________________________

        The parties hereto agree that the National Supply Network business to be operated by
Distributor pursuant to the Franchise Agreement shall be located at the above address ("Premises").
Distributor acknowledges and agrees that the Company's approval of the Premises at the above location for Distributor's National Supply Network business does not constitute a representation or warranty of any kind, expressed or implied, as to the suitability of the Premises for a National
Supply Network business.  Distributor acknowledges that demographic and/or economic factors, including competition from other businesses, could alter the potential of a site and Premises.  The uncertainty and instability of such factors are beyond the Company's control, and Distributor agrees that the Company will not be responsible for the failure of a site and Premises approved by the
Company to meet expectations as to potential revenue or operational criteria.  Distributor further acknowledges and agrees that its acceptance of a franchise for the operation of a National Supply
Network distributorship at the above Premises is based on its own independent investigation of the suitability of the Premises.

ACE HARDWARE CORPORATION              __________________________________
a Delaware Corporation                                        Distributor

By__________________________________     __________________________________
Title: _______________________________       Distributor

                                                         Rider B

                 GUARANTY AND ASSUMPTION OF OBLIGATIONS

    THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this _______ day of __________________, 20____, by ___________________________________________
_________________________________________________________________________.

1.        In consideration of, and to induce Ace Hardware Corporation (the "Company") to enter into the National Supply Network Distributor Franchise Agreement dated _______________
________________, 20_____ (the "Franchise Agreement"), with ____________________
___________________________________ ("Franchisee"), each of the undersigned hereby personally and unconditionally (a) guarantees to the Company, and its successors and assigns, for the Duration of the Agreement and thereafter as provided in the Agreement, that the Franchisee shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement (all of which shall be referred to as the
"Obligations").

2.        Each of the undersigned waives:  (1) acceptance and notice of acceptance by the Company of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or nonperformance of any Obligations hereby guaranteed; (3) protest and notice of default to any party with respect to the indebtedness or nonperformance of Obligations hereby guaranteed;
(4) any right he may have to require that an action be brought against Franchisee or any other person as a condition of liability; (5) any and all other notices and legal or equitable defenses to which he may be entitled; and (6) any right to disclosures from the Company regarding the financial condition of Franchisee or any guarantor of Franchisee.

3.        Each of the undersigned consents and agrees that: (1) his direct and immediate liability under this guaranty shall be joint and several; (2) he shall render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3)
such liability shall not be contingent or conditioned upon pursuit by the Company of any remedies against Franchisee or any other person; (4) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which the
Company may from time to time grant to Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend his guaranty, which shall be continuing and irrevocable during the Duration of the Agreement; and (5) no claim, including a claim for contribution or subrogation, which any of the undersigned may have against a co-
guarantor of any of the Obligations or Franchisee shall be enforced nor any payment accepted until the Obligations are paid in full and the payments are not subject to any right of recovery.

4.        The Company may collect the Obligations from any of the undersigned without first trying to collect from Franchisee or another of the guarantors of the Obligations.  To the extent not prohibited by law, each of the undersigned consents that venue of any legal proceedings relating to the collection of the Guaranty shall be, at the Company's option, in DuPage County,
Illinois.

5.        Each of the undersigned acknowledges and agrees that the Company has not made any representations or warranties with respect to, does not assume any responsibility to any of the undersigned for, and has no duty to provide information to any of the undersigned regarding the collectibility or enforceability of any of the Obligations or the financial condition of Franchisee or any guarantor.  Each of the undersigned has independently determined the credit worthiness of
Franchisee and the collectibility and enforceability of the Obligations, and until the Obligations are paid in full, each of the undersigned will independently and without reliance on the Company continue to make such determinations.

6.        This is a continuing guaranty and shall remain in full force and effect so long as the
Franchise Agreement is in effect, and thereafter so long as any Obligations remain in effect and not satisfied.

7.        The validity, construction and enforcement of this Guaranty and Assumption of
Obligations are governed by the internal laws of Illinois.  All terms not otherwise defined have the meanings assigned to them by the Illinois Uniform Commercial Code. The invalidity of any provision of this Guaranty shall not affect the validity of any other provision.

In witness whereof, each of the undersigned has executed this Guaranty and Assumption of
Obligations

Percentage
Ownership of
Franchisee

                                                X
                                                   Guarantor:

                                                X
                                                   Guarantor:

                                                X
                                                   Guarantor:

                                     Total (must total 100%)